RULE 14A-101 SCHEDULE 14A.  Information Required in Proxy Statement.

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Longview Fibre Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________

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(5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:


                              LONGVIEW FIBRE COMPANY

                                   300 Fibre Way
                                   P. O. Box 639
                            Longview, Washington 98632


                       Notice of Annual Meeting of Shareholders



To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 a.m., local time, on Tuesday, January 25, 2000, at the office of the Company, 300 Fibre Way, Longview, Washington 98632, for the following purposes:

(1) To elect four Class I directors; and

(2) To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on November 30, 1999, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                      By Order of The Board of Directors



                                      L. J. Holbrook
                                      Senior Vice President-Finance,
                                      Secretary and Treasurer

Longview, Washington
December 15, 1999


                               YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.


                               LONGVIEW FIBRE COMPANY

                                   PROXY STATEMENT

                           INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 25, 2000, at 10:00 a.m., local time, at the office of the Company, 300 Fibre Way, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on November 30, 1999 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

It is anticipated that these proxy solicitation materials and a copy of the Company's 1999 Annual Report will be sent to shareholders on or about December 15, 1999.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted for the election of the nominees for election as Class I directors set forth herein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. Holbrook, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.


                       VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote.
At the Record Date, there were issued and outstanding 51,676,567 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the four nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

Information concerning persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock and directors and executive officers as a group is set forth below. Based on data compiled by management and a review of shareholders of record as of the Record Date, the Company believes that members of the founding families, consisting of the Wollenberg family and the Wertheimer family, and present and former employees own in the aggregate approximately 25% of the outstanding shares of Common Stock. Information concerning the shares of Common Stock beneficially owned by directors, nominees and each executive officer named in the Summary Compensation Table is included in the table under the caption "Election of Directors".

                                         Amount and Nature of
Name and Address of Beneficial Owner     Beneficial Ownership  % of Class

R. E. Wertheimer - Executive Vice President
and Director (1)                               3,496,973        6.8%
Longview Fibre Company
120 Montgomery Street, Suite 2200
San Francisco, CA 94104

The Prudential Insurance Company
of America (2)                                 2,928,165        5.7%
751 Broad Street
Newark, New Jersey 07102-3777

Directors and executive officers as
a group (11 persons)                           5,340,219       10.3%
(Including R. E. Wertheimer)


(1)R. E. Wertheimer holds sole voting and dispositive power with respect to 1,975,948 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 44,550 shares beneficially owned by members of his immediate family.

 (2)	Based on a Schedule 13G dated February 1, 1999, filed by The Prudential
Insurance Company of America ("Prudential"), a registered investment advisor, Prudential has sole voting and dispositive power with respect to 15,200 shares and shared voting and dispositive power with respect to 2,912,965 shares.


                           ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eleven directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 2000 Annual Meeting, four Class I directors will be elected to serve for terms of three years each expiring in the year 2003. The remaining seven directors are divided into two classes of four Class II directors and three Class III directors whose terms expire in 2001 and 2002, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the four nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 2000 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Terms Continue".


                            NOMINEES FOR ELECTION
                              Class I Directors
                          (Terms to Expire in 2003)
                                                        Amount and
                 Principal Occupation and  Served as    Nature of
                 Directorships of Other    Director     Beneficial
Names        Age Public Companies          Since        Ownership   % of Class

David A. Wollenberg
(1)(2)        52  President, The Cortana    1979         265,515       *
                  Corporation
                 (real estate investment),
                  Menlo Park, California

David L. Bowden
              64  Senior Vice President-    1990          17,077       *
                  Timber


Richard H. Wollenberg
(1)(3)        46  Senior Vice President-    1995         369,077       *
                  Production, Western
                  Container Division

Richard J. Parker Senior Vice President-    1997             964       *
              51  Production and Mill
                  Manager


                    DIRECTORS WHOSE TERMS CONTINUE
                             Class II Directors
                          (Terms to Expire in 2001)

                                                        Amount and
                 Principal Occupation and  Served as    Nature of
                 Directorships of Other    Director     Beneficial
Names        Age Public Companies          Since        Ownership  % of Class

Robert E. Wertheimer
(4)           71  Executive Vice President  1956        3,496,973      6.8%

Donald C. Stibich
              68  Senior Vice President-    1981           16,568       *
                  Paper Sales

Lisa J. Holbrook
              44  Senior Vice President-    1992              652       *
                  Finance, Secretary and
                  Treasurer

John R. Kretchmer
              41  Chief Executive Officer   1997            4,000       *
                  and Director, American
                  Licorice Company,
                  Union City, California


                          Class III Directors
                       (Terms to Expire in 2002)


Richard P. Wollenberg
(1)(5)        84  Chairman of the Board,     1946       1,163,030      2.3%
                  President
                  and Chief Executive Officer


Robert B. Arkell
              68  Vice President-Industrial  1986           4,363       *
                  Relations and General
                  Counsel

M. Alexis Dow, CPA
              50  Elected Auditor, Metro     1988           2,000       *
                  Regional Government,
                  Oregon 1995; formerly
                  Certified Public Accountant,
                  M. Alexis Dow, CPA, Portland,
                  Oregon - 1986-1995

*	Does not exceed 1%.

(1) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.

(2) Includes 70,280 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.

(3) Includes 97,080 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.

(4) R. E. Wertheimer holds sole voting and dispositive power with respect to 1,975,948 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 44,550 shares beneficially owned by members of his immediate family.

(5) Includes 231,450 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 2,051,130 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 1999. R. E. Wertheimer attended 60% of the meetings of the Board of Directors and all committee meetings to which he was assigned. All other directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 1999.

The Board of Directors has an Executive Committee which, in addition to other duties, performs the functions of the Nominating and Compensation Committees. Messrs. R. E. Wertheimer, R. P. Wollenberg and D. L. Bowden served on the Executive Committee during fiscal year 1999, and D. C. Stibich served as an alternate member. Subsequent to the close of the fiscal year, R. H. Wollenberg was added to the Executive Committee. The Committee met once during the year to consider and recommend nominees for election to the Board of Directors and once during the year to consider and recommend officers' compensation. The Executive Committee will consider nominees for the Board of Directors in the manner set forth in the Company's Bylaws. See "Shareholder Proposals for the 2001 Annual Meeting of Shareholders".

The Board of Directors has an Audit Committee which, in addition to other duties, has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Committee currently consists of two outside directors, M. A. Dow, CPA and J. R. Kretchmer. The Committee held four meetings during fiscal year 1999.

Directors who are not officers of the Company receive an annual fee of $7,200. In addition, Audit Committee members receive an annual fee of $1,200. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.


                      COMPENSATION COMMITTEE REPORT

The Executive Committee of the Board of Directors performs the functions of the Nominating and Compensation Committees. For fiscal year 1999, the Executive Committee was comprised of R. P. Wollenberg, Chief Executive Officer, President and Chairman of the Board; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President. The Committee reviews and recommends to the Board compensation levels for all executive officers.

The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company believes its executive officers are compensated based on long-term corporate performance and that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

The Company believes that bonuses based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profit-linked bonuses may reward or penalize officers for results affected by externalities beyond the officers' control. Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officers' compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

Salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment is made by the Chief Executive Officer, who makes a recommendation to the Executive Committee.

All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

The Chief Executive Officer's salary is determined in the same manner as those of all other officers. Due to present economic conditions and corporate results, the Committee recommended that R. P. Wollenberg not receive a general increase for calendar year 1999.

Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 1999 exceeded the $1 million limitation.

                                                R. P. Wollenberg
                                                R. E. Wertheimer
                                                D. L. Bowden


                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Compensation paid by the Company during fiscal years 1999, 1998 and 1997 for the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") is set out in the following table.
                                             Annual
                                           Compensation    All Other
Name and Principal Position       Year       Salary(1)   Compensation(2)

R. P. Wollenberg                  1999       $463,800       $  8,764
Chairman of the Board, President  1998       $463,800       $ 10,710
and Chief Executive Officer       1997       $461,500       $ 34,455

R. E. Wertheimer                  1999       $247,359       $ 18,940
Executive Vice President          1998       $247,359       $ 20,073
                                  1997       $246,159       $ 20,711

D. L. Bowden                      1999       $191,400       $ 12,648
Senior Vice President-Timber      1998       $187,400       $ 13,043
                                  1997       $181,000       $  9,183

D. C. Stibich                     1999       $174,759       $ 14,946
Senior Vice President-Paper Sales 1998       $170,959       $ 14,604
                                  1997       $166,159       $ 14,929

R. J. Parker                      1999       $173,400       $ 20,773
Senior Vice President-Production  1998       $168,400       $ 19,952
and Mill Manager                  1997       $156,000       $ 17,834


(1)Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.

(2)Includes (a) Company contribution to savings plans in the following amounts for 1999: R. P. Wollenberg, $4,800; R. E. Wertheimer, $4,800; D. L. Bowden, $4,800; D. C. Stibich, $4,800; and R. J. Parker, $4,800, and (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 1999 (unrelated to term life insurance coverage) projected on an actuarial basis: R. P. Wollenberg, $3,964; R. E. Wertheimer, $14,140; D. L. Bowden, $7,848; D. C. Stibich, $10,146; and R. J. Parker, $15,973.

PENSION PLAN

The Company has a Pension Plan for its salaried and nonunion employees, including officers, which provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan Year ending December 31, 1999.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

                              Years of Service
Remuneration     15       20       25       30       35        40       45
$125,000      $27,525  $36,700  $45,875  $55,050  $64,225  $73,400  $82,575
 150,000       33,525   44,700   55,875   67,050   78,225   89,400  100,575
 175,000       39,525   52,700   65,875   79,050   92,225  105,400  118,575
 200,000       45,525   60,700   75,875   91,050  106,225  121,400  130,000
 225,000       51,525   68,700   85,875  103,050  120,225  130,000  130,000
 250,000       57,525   76,700   95,875  115,050  130,000  130,000  130,000
 300,000       69,525   92,700  115,875  130,000  130,000  130,000  130,000
 400,000       93,525  124,700  130,000  130,000  130,000  130,000  130,000
 450,000      105,525  130,000  130,000  130,000  130,000  130,000  130,000
 500,000      117,525  130,000  130,000  130,000  130,000  130,000  130,000

The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 1999 is $33,000). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 1999 is $130,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan and Trust With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 1999 is $160,000, and this is the amount used for determining benefits of the Named Executive Officers.

The credited years of service for each of the Named Executive Officers are as follows: R. P. Wollenberg - 60.7 years; R. E. Wertheimer - 47.3 years; D. L. Bowden - 39.9 years; D. C. Stibich - 41.6 years; R. J. Parker - 27.5 years.

Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. E. Wertheimer began receiving retirement benefits in May, 1993. His retirement benefit is $97,404 per year. D. C. Stibich began receiving retirement benefits in February, 1996. His retirement benefit is $64,916 per year.

EXECUTIVE EMPLOYMENT CONTRACTS

Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 12); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the contract period.

The Named Executive Officers with whom the Company has entered into Contracts are D. L. Bowden, R. J. Parker and D. C. Stibich. Messrs. R. P. Wollenberg and R. E. Wertheimer advised the Company that they did not wish to enter into such Contracts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For fiscal 1999, R. P. Wollenberg, Chief Executive Officer; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President, served as members of the Executive Committee which performs the functions of the Compensation Committee. D. C. Stibich, Senior Vice President, served as alternate member.


                           TOTAL SHAREHOLDER RETURN

                             Dividends Reinvested

                        Oct.    Oct.    Oct.    Oct.    Oct.   Oct.
Company/Index Name      1994    1995    1996    1997    1998   1999

Longview Fibre          $100    $ 90    $112    $106    $ 83   $ 81

S&P 500 Index            100     126     157     207     253    318

S&P Paper & Forest       100     115     120     134     125    161


                                SECTION 16(a)
                            BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.


                                SELECTION OF
                           INDEPENDENT AUDITORS

The Board of Directors selected PricewaterhouseCoopers LLP in 1961 as the auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved PricewaterhouseCoopers LLP to continue as auditor for fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


                                ANNUAL REPORT

The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999, is transmitted herewith. The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.


                                OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


                             SHAREHOLDER PROPOSALS
                                 FOR THE 2001
                       ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 2001 annual meeting of shareholders must be received at the Company's executive offices by August 17, 2000, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting.


                           SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                                     By Order of The Board of Directors


                                     L. J. Holbrook
                                     Senior Vice President-Finance,
                                     Secretary and Treasurer

Longview, Washington
December 15, 1999


                            LONGVIEW FIBRE COMPANY                      PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer and David L. Bowden, and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the office of the Company, 300 Fibre Way, Longview, Washington 98632 on January 25, 2000, at 10:00 a.m., local time, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

1.  ELECTION OF DIRECTORS

____FOR all nominees named                               ___WITHHOLD AUTHORITY
    (except as indicated to                                  to vote for all
     the contrary below).                                    nominees named.

    CLASS I Directors: David A. Wollenberg, David L. Bowden, Richard H. Wollenberg, Richard J. Parker

INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:
______________________________________________________________________________

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

IMPORTANT: DATE AND SIGN ON REVERSE SIDE

(Continued from other side)

The undersigned hereby revokes any proxy or proxies previously given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

Dated___________________________

SIGNING INSTRUCTIONS (IMPORTANT)

Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.



                                         Signature of Shareholder(s)

                                         PLEASE DATE, SIGN AND RETURN PROMPTLY